EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-87505, 333-92159, 333-93591, 333-32460, 333-35730, 333-64552, 333-59842, 333-55822 and 333-104711 on Form S-8 of our report dated August 26, 2005, relating to the 2004 consolidated financial statements and financial statement schedule of KANA Software, Inc. and subsidiaries (collectively the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

August 26, 2005